SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C., 20549
                        -----------------------

                               FORM SB-2
         Registration Statement under the Securities Act of 1933
         -------------------------------------------------------

                         DotCom Visions, Inc.
                         --------------------
            Exact Name of Issuer as Specified in Its Charter)

        Delaware                   7389               33-0803437
        --------                   ----               ----------
State of Incorporation  Primary Standard Industrial    I.R.S. Employer
                        Classification Code Number   Identification No.

                    216 South Alma School Rd., Suite 10
                           Mesa, Arizona 85210
                              480-898-1846
                              ------------
 (Address and Telephone Number of Issuer's Principal Executive Offices)

                    216 South Alma School Rd., Suite 10
                           Mesa, Arizona 85210
                           -------------------
    (Address of Principal Place of Business or Intended Principal
                           Place of Business)

                              John Hoffman
                    216 South Alma School Rd., Suite 10
                           Mesa, Arizona 85210
                              480-898-1846
                              ------------
       (Name, Address, and Telephone Number of Agent for Service)


Approximate date of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Registration statement is expected to be made pursuant to Rule 434, please check the box. |_|

Calculation of Registration Fee

                                      Proposed Maximum
Title of each Class     Amount to be  Offering Price    Amount of
Of Security             Registered    Per Share(1)(2)   Registration Fee(3)
-------------------     ------------  ----------------  ----------------------
Common Stock,           14,580,000    $0.10             $384.91
$.0001 par value

(1) There is no current public market for the securities. Management, based on previous offerings made by the Company, has estimated the offering price per share in order to calculate the registration fee.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (e). Where the all the securities are being offered by existing security holders and if the security holders offer, if any, securities to the general public, the registration fee is to be calculated upon the basis of the proposed offering price to the general public. Based on Rule 457 (o), if the maximum aggregate offering price increases prior to the effective date of the registration statement, a pre-effective amendment will be filed by the Company to increase the maximum dollar value being registered and the additional filing fee paid.

(3) Registration fee based on .000264 per million.

                               REGISTRATION STATEMENT
                               ----------
          DOTCOM VISIONS, INC. 14,580,000 SHARES COMMON STOCK

DotCom Visions, Inc. shareholders, as named in "Selling Security Holders" within this Registration statement, are hereby registering 14,580,000 common shares. There is currently no market for the Company's securities and there is no guarantee that a market will develop.

Investing in the Company's stock involves certain risks. See "Risk Factors" beginning on page 8.

                                                           Proceeds to
                                    Underwriting Discount Selling Shareholders
                Price to Public(1)  and Commissions(2)    or Other Persons(3)
                ------------------  --------------------- --------------------
Per Share       $                   $                     $
Total           $                   $                     $

(1) All the shares are being sold by the selling security holders and no offering price to the public has been determined. Each selling security holder will sell its shares in separate transactions at prices to be negotiated at that time.
(2) The shares are being sold by the selling security holders. The Company has no agreements or understandings with any broker or dealer for the sales of such shares. A selling security holder may determine to use a broker-dealer in the sale of its securities and the commission paid to such broker-dealer if any, will be determined at that time. Prior to the involvement of any such broker-dealer, such broker-dealer must seek and obtain clearance of the compensation arrangements from the National Association of Securities Dealers, Inc. In such event, the Company will file a post-effective
         Amendment identifying such broker-dealer(s).
(3) The Company will not receive any proceeds from the sale of the shares. The selling security holders will be responsible to determine the price and time they sell their shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Company's shares or determined if this registration statement is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this Registration statement is November 16, 2000.

                            TABLE OF CONTENTS

                                 PART I

Summary Information and Risk Factors

Risk Factors

 Risks Particular to DotCom Visions, Inc.

   A. No operating history to evaluate.
   B. Our business depends on the Performance of our partner companies, which is uncertain.
   C. Our business model is unproven.
   D. We may have to take certain actions to avoid registration under the Investment Company Act of 1940.
   E. There will be fluctuation in our quarterly results.
   F. Our success will be dependent on our key personnel and the key personnel of our proposed partner companies.
   G. We have had no history of operations expect operating losses in the foreseeable future.
   H. Partner companies may grow rapidly and we may have difficulty assisting them in managing their growth.
   I. We may have conflicts of interest with partner companies and our partner companies may compete with each other.
   J. We face competition from other potential service providers in B2B e-commerce companies.
   K. Success could be impaired by valuations placed on Internet-related companies by the financial marketplace.
   L. Inability to obtain maximum value for partner company interest.
   M. Lack of opportunities to develop interests in companies.
   N. If we cannot put together interests in attractive companies, our strategy to build a collaborative network of partner companies will not succeed. Additionally, our resources and our ability to manage new partner companies may be strained as we develop more and larger interests in B2B e-commerce companies.
   O. The progress and overall success of the Company is substantially dependent upon the abilities of the current officers and directors of the Company.

 Risks Particular to Partner Companies.

   A. Fluctuation in the market price of any partner company's publicly traded common stock may affect the market price of our common stock.
   B. The success of partner companies will depend on the development of the B2B e-commerce market, which is uncertain.
   C. Partner companies may fail if their competitors provide superior Internet-related offerings or have greater resources than our partner companies.
   D. Some of our partner companies may be unable to protect their proprietary rights and may infringe on the proprietary rights of others.

   E. Partner companies that publish or distribute content over the Internet may be subject to legal liability.
   F. Partner companies' computer and communications systems may fail, which may discourage content providers from using our partner companies' systems.
   G. Partner companies' businesses may be disrupted if they are unable to upgrade their systems to meet increased demand.
   H. The partner companies may not be able to attract a loyal base of users to their web sites.
   I. Partner companies may be unable to acquire or maintain easily identifiable web site addresses or prevent third parties from acquiring web site addresses similar to theirs.
   J. Some of the partner companies may be dependent on barter transactions that do not generate cash revenue.

 Risks related to the Internet.

A. Concerns regarding security of transactions and transmitting confidential information over the Internet may have an adverse impact on our business.
B. Rapid Technological changes may prevent the partner companies from remaining current with their technical resources and maintaining competitive product and service offerings.
   C. Government regulations and legal uncertainties may place financial burdens on our business and the business of our partner companies.

Available Information

Use of Proceeds

Determination of Offering Price

Dilution

Selling Security Holders

Plan of Distribution

Legal Proceedings

Directors, Executive Officers, Promoters, and Control
Persons

Security Ownership of Certain Beneficial Owners and
Management

Description of Securities

Interest of Named Experts and Counsel

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities

Organization Within Last Five Years

Description of Business

Management's Discussion and Analysis or Plan of Operation

Description of Property

Certain Relationships and Related Transactions

Market for Common Equity and Related Stockholder Matters

Executive Compensation

Financial Statements

Changes In and Disagreements with Accountants on Accounting and
Financial Disclosure

                                  PART II

Indemnification of Directors and Officers

Other Expenses of Issuance and Distribution

Recent Sales of Unregistered Securities

Exhibits

Undertakings

Signatures

                      ABOUT THIS REGISTRATION STATEMENT

The terms "DotCom Visions," "DotCom," "our," and "we", and "Company" as used in this Registration statement, refer to the issuer, DotCom Visions, Inc.

In this Registration statement, when we refer to "this offering" or "the offering," those terms include the shares being offered by security shareholders to the public.

You should rely only on the information contained in this Registration statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Registration statement is accurate as of the date on the front cover of this Registration statement only. Our business, financial condition, results of operations, and prospects may have changed since that date.

                                   SUMMARY

This summary is not complete and may not contain all of the information that may be important to you. You should read the entire Registration statement carefully, including the financial data and related notes, before making an investment decision.

The Company:          DotCom Visions, Inc., is a Delaware corporation. We are
                      in the business of providing start-up and ongoing management service to business-to-business ("B2B") e-commerce companies strategically through a network of partner and/or similarly related companies. We currently maintain our executive offices at 216 Alma
                      School Road, Suite 10, Mesa, AZ 85210. Our phone number is (480) 898-1846.

Securities Offered:   The 14,580,000 shares of Common Stock, $0.0001 par value
                      per share are being sold by selling shareholders. (SEE
                      "Selling Security Holders")

Shares of Common
Stock Outstanding
Before Offering:      14,580,000

Shares of Common
Stock Outstanding
After Offering,
Assuming Maximum
Amount Sold:          14,580,000 (All shares are being sold by selling
                      security holders of the Company.

Terms of the
Offering:             The shares are being sold by selling security holders,
                      whereby it is their responsibility to determine the terms of sale for the share(s) they hold.

Use of Proceeds:      DotCom Visions will not receive any proceeds from the
                      sale of the shares.

Plan of
Distribution:         The shares are being sold by the selling security
                      holders and the Company has no agreements or understandings with any broker or dealer for the sales of such shares. A selling security holder may determine to use a broker-dealer in the sale of its securities and the commission paid to such broker-dealer if any, will be determined at that time. Prior to the involvement of any such broker-dealer, such broker-dealer must seek and obtain clearance of the compensation arrangements from the National Association of Securities Dealers, Inc. In such event, DotCom Vision will file a post-effective
                      Amendment identifying such broker-dealer(s).

The Company is a "Reporting Company" and thus is subject to the reporting requirements of the Securities Exchange Act of 1934. We intend to furnish our shareholders with annual reports containing financial statements audited by an independent accounting firm.

There is currently no trading market for the Company's securities.

                           SELECTED FINANCIAL DATA

The following table sets forth certain selected financial data of DotCom Visions, including its Balance Sheet, as of March 31, 2000, and Statement of Operations for the period from May 7, 1998 (inception) to March 31, 2000. The selected financial data has been derived from the consolidated financial statements, and notes thereto, of DotCom Visions from inception to March 31, 2000. The operating data provided below and herein are not necessarily indicative of future results for periods or the full year. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the financial statements of DotCom Visions appearing elsewhere in this registration statement.

                             BALANCE SHEET DATA
                             ------------------
                                                             March 31,
                                                               2000
                                                             --------

TOTAL ASSETS                                                 $ 4,570

CURRENT LIABILITIES:                                           1,461

LONG-TERM DEBT                                                51,000

TOTAL STOCKHOLDERS'
EQUITY                                                       (47,891)

TOTAL LIABILTIES AND
STOCKHOLDERS' EQUITY                                         $ 4,570
                                                             =======

                         STATEMENT OF OPERATIONS DATA
                         ----------------------------

For the Eleven Months Ended March 31, 2000 and the Period from May 7, 1998 (Inception) to March 31, 2000.

                                            Eleven         Period from
                                         Months Ended     May 7, 1998 to
                                        March 31, 2000    March 31, 2000
                                        --------------    --------------
TOTAL REVEVUE                              $      0         $      0

EXPENSES                                     51,289           56,261

NET LOSS                                   $(51,289)        $(56,261)
                                           =========        =========

                  NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about our partner companies, including, among other things and us:

      - development of an e-commerce market;

- our ability to identify trends in our markets and the markets of our partner companies and to offer new solutions that address the changing needs of these markets;

      - our ability to successfully execute our business model;

- our partner companies' ability to compete successfully against direct and indirect competitors;

      - our ability to acquire interests in additional companies;

      - growth in demand for Internet products and services; and

      - adoption of the Internet as an advertising medium.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this registration statement might not occur.

                                RISK FACTORS

The Company is in the development stage and the market it intends to compete within is new and emerging. There are several competitors within the marketplace that have significantly greater financial and management resources than the Company. The following section describes some of the risk factors specific to the Company, as well as risk factors associated with proposed partner companies. Individuals should carefully consider the following risk factors, in addition to the other information presented in this registration statement, when evaluating the Company's business plan. Any of the following risks could seriously harm the business and/or prevent the furtherance of the business.

RISKS PARTICULAR TO DOTCOM VISIONS, INC.

A.  THERE IS NO OPERATING HISTORY TO EVALUATE.

The Company's business strategy was developed in October of 1999, and to date it has not commenced operations or generated any revenue. The Company therefore has no operating history from which you may evaluate its business and prospects. We are among the many companies that have entered into the emerging Business-to-Business ("B2B") e-commerce market. In addition, many, and likely all, of our proposed partner companies will be in the early stages of their development. Our business and prospects must be considered in light of the risk, expense, and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as B2B e-commerce. If we are unable to effectively allocate our resources and help grow our partner companies we will not be able to execute our strategy of developing a collaborative network of partner companies.

B. OUR BUSINESS DEPENDS UPON THE PERFORMANCE OF OUR PARTNER COMPANIES, WHICH IS UNCERTAIN.

Economic, governmental, industry, and other factors outside our control will likely affect each of our partner companies. If our partner companies do not succeed, the value of our assets will decline. The material risks relating to our partner companies include:

    . lack of the widespread commercial use of the Internet, which may prevent our partner companies from succeeding;

    . intensifying competition for the products and services our partner companies may offer, which could lead to the failure of some or all of our partner companies; and

    . fluctuations in the market price of the common stock of any future publicly traded partner companies, which are likely to affect the price of our common stock.

Other potential material risks relating to partner companies are more fully described below under "Risks Particular to Our Partner Companies."

C.  OUR BUSINESS MODEL IS UNPROVEN.

Our strategy is based on an unproven business model. Our business model depends on the willingness of companies to join our collaborative network and the ability of the collaborative network to assist our partner companies. Our business model depends on our ability to share information within our network of partner companies. If competition develops among our partner companies, we may be unable to fully benefit from the sharing of information within our network of partner companies. If we cannot convince companies of the value of our business model, our ability to attract new companies will be adversely affected and our strategy of building a collaborative network will not succeed.

D. WE MAY HAVE TO TAKE CERTAIN ACTIONS TO AVOID REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940.

We believe that we will be actively engaged in the business of B2B e-commerce through our network of partner companies. However, because many of the proposed partner companies may not be majority-owned subsidiaries, changes in the value of our interests in partner companies and the income/loss and revenue attributable to them could require us to register as an investment company under the Investment Company Act unless we take action to avoid being required to register. Registration as an investment company could have a negative impact on the Company. For example, the Company may be unable to sell interests we would otherwise want to sell and may need to sell some assets, which are not considered to be investment securities, including interests in partner companies that we would not otherwise want to sell. We may also have to ensure that we retain a greater ownership interest in our partner companies than prudent after their initial public offerings. In addition, we may become directly involved with additional income or loss-generating assets that we might not otherwise have taken an interest with or may have to forgo opportunities to develop interests in companies that we would otherwise want to. It may not be feasible to operate as a registered investment company because the Investment Company Act regulations are inconsistent with our strategy of actively managing, operating, and promoting collaboration among our network of partner companies.

E.  THERE WILL BE FLUCTUATIONS IN OUR QUARTERLY RESULTS.

We expect that our quarterly results will fluctuate significantly due to many factors, including, but not limited to, the following:

    .  the operating results of our partner companies;

    . changes in equity losses or income and amortization of goodwill related to the development of interests or divestiture of interests in partner companies;

    . changes in our methods of accounting for our partner company interests, which may result from changes in our ownership percentages of our partner companies;

    . sales of equity securities by our partner companies, which could cause us to recognize gains or losses under applicable accounting rules;

    . the pace of development or a decline in growth of the B2B e-commerce market;

    . intense competition from other service providers to B2B e-commerce companies, which could increase our potential costs of acquiring associated interests in additional companies, and competition for the goods and services offered by our partner companies; and

    . our ability to effectively manage our growth and the growth of our partner companies during the anticipated rapid growth of the B2B e-commerce market.

F. OUR SUCCESS WILL BE DEPENDENT ON OUR KEY PERSONNEL AND THE KEY PERSONNEL OF OUR PROPOSED PARTNER COMPANIES.

If one or more members of our senior management, or our proposed partner companies' senior management, were unable or unwilling to continue the business and operations could be disrupted.

As previously stated, our Company is new and has yet to begin actual operations. We have thus not hired our entire management team. While additional management members are being hired and trained, our efficiency may be limited until these employees are integrated into our operations. In addition, we may be unable to find and hire qualified management and professional personnel to help lead our partner companies and us.

The Company currently has two officers, which make up the management team. Both of these individuals have other obligations and plan to initially devote minimal time to promoting the Company's strategic business plan. If management's other obligations take priority over that of the Company's it will have a material adverse impact on the Company.

The success of our partner companies will also depend on their having highly trained technical and marketing personnel. Our partner companies will need to continue to hire additional personnel as their businesses grow. A shortage in the number of trained technical and marketing personnel could limit the ability of our partner companies to increase sales of their existing products and services and launch new product offerings.

G. WE HAVE HAD NO HISTORY OF OPERATIONS AND EXPECT OPERATING LOSSES IN THE FORESEEABLE FUTURE.

The Company expects to incur operating losses for the foreseeable future and if we ever have operating profits, we may not be able to sustain them.

Expenses will increase as we build an infrastructure to implement our business model. For example, we expect to hire additional employees, expand information technology systems, and lease more space for our corporate offices. In addition, we plan to significantly increase our operating expenses to:

      - broaden our partner company support capabilities;

- explore partner opportunities and alliances with other companies; and

      - facilitate business arrangements among our partner companies.

Expenses may also increase due to the potential effect of goodwill amortization and other charges resulting from future partnerships and/or alliances, if any. If any of these and other expenses are not accompanied by increased revenue, our operating losses will be even greater than we anticipate.

H. PARTNER COMPANIES MAY GROW RAPIDLY AND WE MAY HAVE DIFFICULTY ASSISTING THEM IN MANAGING THEIR GROWTH.

The partner companies may grow rapidly by adding new products and services and hiring new employees. This growth may place significant strain on their resources and on the resources the Company allocates to assist the partner companies. In addition, our management may be unable to convince partner companies to adopt our ideas for effectively and successfully managing their growth.

I. WE MAY HAVE CONFLICTS OF INTEREST WITH PARTNER COMPANIES AND OUR PARTNER COMPANIES MAY COMPETE WITH EACH OTHER.

The Company may compete with some of the partner companies for Internet-related business opportunities and in providing services to B2B e-commerce companies. Furthermore, partner companies may compete with each other for B2B e-commerce opportunities. The Company has no contracts or other understandings with our existing shareholders or for future partner companies that would govern the resolution of these potential conflicts. Such competition may deter companies from partnering with us and may limit our business opportunities.

J. WE FACE COMPETITION FROM OTHER POTENTIAL SERVICE PROVIDERS IN B2B E-COMMERCE COMPANIES.

The Company will face competition from other service providers, including publicly traded Internet companies, venture capital companies, and large corporations. Many of these competitors have greater financial resources and brand name recognition than we do. These competitors may limit our opportunity to develop interests in new partner companies. If we cannot build and develop interests in attractive companies, our strategy to build a collaborative network of partner companies will not succeed.

K. SUCCESS COULD BE IMPAIRED BY VALUATIONS PLACED ON INTERNET-RELATED COMPANIES BY THE FINANCIAL MARKETPLACE.

The Company's strategy involves creating value for shareholders and partner companies by helping partner companies develop and grow. We are therefore dependent on the market for Internet-related companies in general, and in particular for initial public offerings of those companies. To date, there have been a substantial number of Internet-related initial public offerings and additional offerings are expected to be made in the future. If the market for Internet-related companies and initial public offerings were to weaken for an extended period of time, the ability of our partner companies to grow and access the capital markets will be impaired, and the Company may be required to provide additional capital to partner companies.

L.  INABILITY TO OBTAIN MAXIMUM VALUE FOR PARTNER COMPANY INTERESTS.

The Company may have significant interests in partner companies. While we generally do not anticipate selling interests in our partner companies, if the Company were to divest of all or part of them, we may not receive maximum value for these positions. Furthermore, in partner companies that may have publicly-traded stock, the Company may be unable to sell its interest at then-quoted market prices. For those partner companies that do not have publicly traded stock, the realizable value of the Company's interests may ultimately prove to be lower than the carrying value reflected in our consolidated financial statements.

M.  LACK OF OPPORTUNITIES TO DEVELOP INTERESTS IN COMPANIES.

The Company may be unable to identify partner companies that complement our strategy, and even if we identify a company that complements our strategy, we may be unable to develop an interest in the company for many reasons, including:

      - failure to agree on the terms of the development plan, such as the amount or price of our services and/or interest;

      - incompatibility between us and management of the company;

      - competition from other service providers to B2B e-commerce companies;

      - a lack of capital sufficient to build and develop interests in the company; and

      - the unwillingness of the company to partner with us.

N. IF WE CANNOT PUT TOGETHER INTERESTS IN ATTRACTIVE COMPANIES, OUR STRATEGY TO BUILD A COLLABORATIVE NETWORK OF PARTNER COMPANIES WILL NOT SUCCEED. ADDITIONALLY, OUR RESOURCES AND OUR ABILITY TO MANAGE NEW PARTNER COMPANIES MAY BE STRAINED AS WE DEVELOP MORE AND LARGER INTERESTS IN B2B E-COMMERCE COMPANIES.

The Company plans to develop significant interests in B2B e-commerce companies that complement its business strategy. These interests may place a significant strain on our resources, ability to manage such companies, and ability to integrate them into a collaborative network. Future developments of interests with partner companies are subject to the following risks:

- New interests may cause a disruption in ongoing support of other partner companies, distract our management and other resources and make it difficult to maintain standards, controls, and procedures.

- The Company may develop interests in companies in B2B e-commerce markets in which we have little experience.

- The Company may not be able to facilitate collaboration between partner companies.

- To fund future developments and expansions we may be required to incur debt or issue equity securities, which may be dilutive to existing shareholders.

O. THE PROGRESS AND OVERALL SUCCESS OF THE COMPANY IS SUBSTANTIALLY DEPENDENT UPON THE ABILITIES OF THE CURRENT OFFICERS AND DIRECTORS OF THE COMPANY.

The Company's performance and operating results are substantially dependent on the continued service and performance of its two officers and directors. The Company intends to hire additional technical, sales, and other personnel as we move forward with our business model. Competition for such personnel is intense. There can be no assurance that the Company can retain its key technical employees or be able to attract or retain highly qualified technical and managerial personnel in the future. The loss of the services of any of the Company's key employees or the inability to attract and retain the necessary technical, sales, and other personnel would likely limit the chances for success and have a negative effect upon the Company's business, financial condition, operating results, and cash flows. While seeking partner companies, management anticipates devoting up to twenty hours per month to the business of the Company. The Company's officers have not entered into a written employment agreement with the Company and they are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers and directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations.

The Company's officers and directors participate in other business ventures which may compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future.

                  RISKS PARTICULAR TO PARTNER COMPANIES

A. FLUCTUATION IN THE MARKET PRICE OF ANY PARTNER COMPANY'S PUBLICLY TRADED COMMON STOCK MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

The Company's securities as of the date of this registration statement are not publicly traded. Although the company intends to have its stock listed on the over-the-counter (OTC) Bulletin Board, no assurance can be given this will occur.

Fluctuations in the market price of any partner's publicly traded common stock are likely to affect the market price of our common stock. Results of operations, and accordingly the price of the partner's common stock, may be adversely affected by the following factors:

    - lack of acceptance of the Internet as an business or advertising medium;

    - inability to develop a large base of users of its Web sites who possess demographic characteristics attractive to advertisers;

    - lower advertising rates;

    - slow development of the e-commerce market;

    - lack of acceptance of its Internet content;

    - loss of key content providers;

    - intense competition;

    - loss of key personnel; and

    - inability to manage growth.

B. THE SUCCESS OF PARTNER COMPANIES WILL DEPEND ON THE DEVELOPMENT OF THE B2B E-COMMERCE MARKET, WHICH IS UNCERTAIN.

All of the proposed partner companies will rely on the Internet for the success of their businesses. The development of the e-commerce market is in its early stages. If widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective medium for the provision of products and services, our partner companies may not succeed.

Long-term success will depend on widespread market-acceptance of B2B e-commerce. A number of factors could prevent such acceptance, including the following:

- The unwillingness of businesses to shift from traditional processes to B2B e-commerce processes;

- the necessary network infrastructure for substantial growth in usage of B2B e-commerce may not be adequately developed;

- increased government regulation or taxation may adversely affect the viability of B2B e-commerce;

- insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times for the users of B2B e-commerce; and

   - concern and adverse publicity about the security of B2B e-commerce transactions.

C. PARTNER COMPANIES MAY FAIL IF THEIR COMPETITORS PROVIDE SUPERIOR INTERNET-RELATED OFFERINGS OR HAVE GREATER RESOURCES THAN OUR PARTNER COMPANIES.

Competition for Internet products and services is intense. As the market for B2B e-commerce grows, the Company expects that competition will intensify. Barriers to entry are minimal and competitors can offer products and services at a relatively low cost. Partner companies will be competing for a share of a customer's:

    - purchasing budget for services, materials and supplies with other online providers and traditional distribution channels;

    - dollars spent on consulting services with many established information systems and management consulting firms; and

    - advertising budget with online services and traditional off-line media, such as print and trade associations.

In addition, some partner companies may compete with each other to attract and retain a critical mass of buyers and sellers. Several companies offer competitive solutions that may compete with one or more partner companies. The Company expects that additional companies will offer competing solutions on a stand-alone or combined basis in the future. Furthermore, partner companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, the solutions offered by the partner companies. If partner companies are unable to compete successfully against their competitors the partner companies will fail.

It is likely that many of the partner companies' will have competitors that have greater brand recognition and greater financial, marketing, and other resource than the partner companies. This may place the partner companies at a disadvantage in responding to their competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships, and other initiatives.

D. SOME OF OUR PARTNER COMPANIES MAY BE UNABLE TO PROTECT THEIR PROPRIETARY RIGHTS AND MAY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS.

Proprietary rights, particularly in the form of copyrights, may be important to the success and competitive position of many of the partner companies. Although the partner companies may seek to protect their proprietary rights, their actions may be inadequate to protect any trademarks, copyrights, and other proprietary rights. In addition, effective copyright and trademark protection may be unenforceable or limited in certain countries, and the global nature of the Internet may make it impossible for some of the partner companies to control the dissemination of their work and use of their services. Some of the partner companies may also license content from third parties and it is possible that they could become subject to infringement actions based upon the content licensed from those third parties. Our partner companies will likely generally obtain representations as to the origin and ownership of such licensed content; however, this may not adequately protect them. Any of these claims, with or without merit, could subject the partner companies to costly litigation and the diversion of their technical and management personnel. If the partner companies incur costly litigation and their personnel are not effectively deployed the expenses and losses incurred by our partner companies will increase and their profits, if any, will decrease.

E. PARTNER COMPANIES THAT PUBLISH OR DISTRIBUTE CONTENT OVER THE INTERNET MAY BE SUBJECT TO LEGAL LIABILITY.

Some of the partner companies may be subject to legal claims relating to the content on their Web sites, or the downloading and distribution of this content. Claims could involve matters such as defamation, invasion of privacy, and copyright infringement. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material. In addition, some of the content provided by the partner companies on their Web sites may be drawn from data compiled by other parties, including governmental and commercial sources, and the partner companies re-enter the data. This data may have errors. If any of the partner companies' Web site content is improperly used or if any of the partner companies supply incorrect information, it could result in unexpected liability. Any of the partner companies that incur this type of unexpected liability may not have insurance to cover the claim or its insurance may not provide sufficient coverage. If the partner companies incur substantial cost because of this type of unexpected liability, the expenses incurred by them will increase and their profits, if any, will decrease.

F. PARTNER COMPANIES' COMPUTER AND COMMUNICATIONS SYSTEMS MAY FAIL, WHICH MAY DISCOURAGE CONTENT PROVIDERS FROM USING OUR PARTNER COMPANIES' SYSTEMS.

Some or all of the partner companies' businesses may depend on the efficient and uninterrupted operation of their computer and communications hardware systems. Any system interruptions that cause the partner companies' Web sites to be unavailable to Web browsers may reduce the attractiveness of their Web sites to third party content providers. If third party content providers are unwilling to use the partner companies' Web sites, the Company's business, financial condition, and operating results could be adversely affected. Interruptions could result from natural disasters as well as power loss, telecommunications failure, and similar events.

G. THE PARTNER COMPANIES' BUSINESSES MAY BE DISRUPTED IF THEY ARE UNABLE TO UPGRADE THEIR SYSTEMS TO MEET INCREASED DEMAND.

Capacity limits on some of the partner companies' technology, transaction-processing systems, and network hardware and software may be difficult to project and they may not be able to expand and upgrade their systems to meet increased use.

If traffic on partner companies' Web sites increases, they will need to expand and upgrade their technology, transaction processing systems, and network hardware and software. The partner companies may be unable to accurately project the rate of increase in use of their Web sites. In addition, the partner companies may not be able to expand and upgrade their systems and network hardware and software capabilities to accommodate increased use of their Web sites. If the partner companies were unable to appropriately upgrade their systems and network hardware and software, the operations and processes would be disrupted.

H. THE PARTNER COMPANIES MAY NOT BE ABLE TO ATTRACT A LOYAL BASE OF USERS TO THEIR WEB SITES.

While content will be important to all the partner companies' Web sites, the proposed market maker partner companies will be particularly dependent on content to attract business. The Company's success depends upon the ability of these partner companies to deliver compelling Internet content to their targeted users. If the partner companies are unable to develop Internet content that attracts a loyal user base, the revenues and profitability of the partner companies could be impaired.

Internet users can freely navigate and instantly switch among a large number of Web sites. Many of these Web sites offer original content. Thus, the partner companies may have difficulty distinguishing the content on their Web sites to attract a loyal base of users.

I. PARTNER COMPANIES MAY BE UNABLE TO ACQUIRE OR MAINTAIN EASILY IDENTIFIABLE WEB SITE ADDRESSES OR PREVENT THIRD PARTIES FROM ACQUIRING WEB SITE ADDRESSES SIMILAR TO THEIRS.

Some of the partner companies may hold various Web site addresses relating to their brands. These partner companies may not be able to prevent third parties from acquiring Web site addresses that are similar to their addresses, which could adversely affect the use by businesses of our their Web sites. In these instances, the partner companies may not grow as the Company expects. Governmental agencies and their designees generally regulate the acquisition and maintenance of Web site addresses. The regulation of Web site addresses in the United States and in foreign countries is subject to change. As a result, the partner companies may not be able to acquire or maintain relevant Web site addresses in all countries where they conduct business. Furthermore, the relationship between regulations governing such addresses and laws protecting trademarks is unclear.

J. SOME OF THE PARTNER COMPANIES MAY BE DEPENDENT ON BARTER TRANSACTIONS THAT DO NOT GENERATE CASH REVENUE.

Some or all of the partner companies may enter into barter transactions, in which they provide advertising for other Internet companies in exchange for advertising for the partner company. In a barter transaction, the partner company will reflect the sales of the advertising received as an expense and the value of the advertising provided, in an equal amount, as revenue. However, barter transactions do not generate cash revenue, which may adversely affect the cash flows of some of our partner companies. Limited cash flows may adversely affect a partner company's abilities to expand its operations and satisfy its liabilities.

                 RISKS RELATING TO THE INTERNET INDUSTRY

A. CONCERNS REGARDING SECURITY OF TRANSACTIONS AND TRANSMITTING CONFIDENTIAL INFORMATION OVER THE INTERNET MAY HAVE AN ADVERSE IMPACT ON OUR BUSINESS.

The Company believes that concern regarding the security of confidential information transmitted over the Internet prevents many potential customers from engaging in online transactions. If the partner companies that depend on such transactions do not add sufficient security features to their future product releases, their products may not gain market acceptance or there may be additional legal exposure to them, which would adversely affect the Company.

Despite the measures some of the partner companies may take, the infrastructure of each of them will be potentially vulnerable to physical or electronic break-ins, viruses, or similar problems. If a person circumvents the security measures imposed by any of our partner companies, he or she could misappropriate proprietary information or cause interruption in operations of the partner company. Security breaches that result in access to confidential information could damage the reputation of any one of our partner companies and expose the partner company affected to a risk of loss or liability. Some of our partner companies may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as e-commerce becomes more widespread, our partner companies' customers will likely become more concerned about security. If the partner companies are unable to adequately address these concerns, they may be unable to sell their goods and services.

B. RAPID TECHNOLOGICAL CHANGES MAY PREVENT THE PARTNER COMPANIES FROM REMAINING CURRENT WITH THEIR TECHNICAL RESOURCES AND MAINTAINING COMPETITIVE PRODUCT AND SERVICE OFFERINGS.

The markets in which the partner companies may operate will be characterized by rapid technological change, frequent new product and service introductions, and ever-evolving industry standards. Significant technological changes could render their Web site technology or other products and services obsolete. The e-commerce market's growth and intense competition exacerbate these conditions. If the partner companies are unable to successfully respond to these developments or do not respond in a cost-effective way, our business, financial condition and operating results will be adversely affected. To be successful, the partner companies will need to adapt to their rapidly changing markets by continually improving the responsiveness, services, and features of their products and services and by developing new features to meet the needs of their customers. Our success will depend, in part, on the partner companies' ability to license leading technologies useful in their businesses, enhance their existing products and services and develop new offerings and technology that address the needs of their customers. The partner companies will also need to respond to technological advances and emerging industry standards in a cost-effective and timely manner.

C. GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES MAY PLACE FINANCIAL BURDENS ON OUR BUSINESS AND THE BUSINESSES OF OUR PARTNER COMPANIES.

As of the date of this Registration Statement, there were few laws or regulations directed specifically at e-commerce. However, because of the Internet's popularity and increasing use, new laws and regulations may be adopted. These laws and regulations may cover issues such as the collection and use of data from Web site visitors and related privacy issues, pricing, content, copyrights, online gambling, distribution, and quality of goods and services. The enactment of any additional laws or regulations may impede the growth of the Internet and B2B e-commerce, which could decrease the revenue of partner companies and place additional financial burdens on the Company's business and the businesses of the partner companies.

Laws and regulations directly applicable to e-commerce or Internet communications are becoming more prevalent. For example, Congress recently enacted laws regarding online copyright infringement and the protection of information collected online from children. Although these laws may not have a direct adverse effect on our business or those of the partner companies, they add to the potential legal and regulatory burden faced by B2B e-commerce companies.

The above-described risk factors include forward-looking statements that may have an impact on its business, if, and when the Company begins operations.

                           AVAILABLE INFORMATION

DotCom Visions is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied on the Commission's home page on the World Wide Web at HTTP://WWW.SEC.GOV or at the Commission's public reference room located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Information about the Commission's public reference room can be obtained by calling 800/SEC-0330. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. DotCom Visions has filed a registration statement relating to registering the Company with the Commission pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"). This registration statement forms a part of this registration statement; however, it does not contain all the information set forth in the registration statement, the exhibits and schedules thereto, and the documents incorporated herein and therein by reference. For further information with respect to DotCom Visions and the securities offered hereby, reference is made to the registration statement, the exhibits and schedules theret,o and the documents incorporated herein and therein by reference. Summaries of and references to various documents in this registration statement do not purport to be complete and in each case reference is made to the copy of such document which has been filed as an exhibit to or incorporated by reference into the registration statement.

DotCom Visions will provide without charge to each person who receives a copy of this registration statement, upon written or oral request by such person, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to John Hoffman, 216 Alma School Road, Suite, 10, Mesa AZ 85210.

DotCom Visions intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.

                              USE OF PROCEEDS

DotCom Visions will not receive any proceeds from the sale of the securities being registered pursuant to this statement.

                     DETERMINATION OF OFFERING PRICE

There is no established public market for our shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                                DILUTION

There is no current market for the securities being offered by the selling security holders herein. If, and when the common shares of stock are registered, each selling security holder will be able to set the timing for sale of their shares, which may be based among several factors including price, of which there currently is no means to determine.

The Board of Directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options for the purchase of such shares, on such terms and conditions, and for such consideration as the Board may deem appropriate without further stockholder action.

                         SELLING SECURITY HOLDERS

DotCom Visions is registering, for offer and sale shares, the common stock held by certain security holders. The selling security holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. SEE "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144" and "Selling Security holders May Sell Shares at any Price or Time."

Subsequent to the effective date of this registration statement, the Company intends to apply for quotation on the OTC Bulletin Board, which is maintained by NASDAQ for its common stock; however, there can be no assurance that the common stock will be accepted for quotation thereon. SEE RISK FACTORS - "No Current Trading Market for the Company's Securities" and DESCRIPTION OF SECURITIES - "Admission to Quotation to NASDAQ SmallCap Market and Bulletin Board"

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth the beneficial ownership of the shares held by each person who is a selling security holder and by all selling security holders as a group.

Name of                          Common           Shares        Percentage
Selling Security                 Stock            Being          Of Total
Holder                           Owned          Registered        Shares
----------------------           ------         ----------      ----------

Anger, Edward                    10,000           10,000              *
Anger, Mike                      10,000           10,000              *
Anger, Tracey                    10,000           10,000              *
Carleton, Dan                    10,000           10,000              *
Damji, Badru                     10,000           10,000              *
Damji, Gulshan                   10,000           10,000              *
DeGroot, Marcel                  10,000           10,000              *
Edwards, Debra                   10,000           10,000              *
Edwards, Kenneth Brian           10,000           10,000              *
Edwards, Tammy                   10,000           10,000              *
Ferris, Edith                    10,000           10,000              *
Godzic, Jarek                    10,000           10,000              *
Godzic, Robert                   10,000           10,000              *
Husarik, Dean                    10,000           10,000              *
Imbery,  Collette                10,000           10,000              *
Jarvis, Heather                  10,000           10,000              *
Kachmarski, Jason                10,000           10,000              *
Liggins, Kevin                   10,000           10,000              *
Manji, Ariff                     20,000           20,000              *
Manji, Nimet                     20,000           20,000              *
Marotta, Peter                   20,000           20,000              *
McCourt, Stephen                 20,000           20,000              *
McDonald, Marion                 10,000           10,000              *
McDonald, Reuben                 10,000           10,000              *
McEvoy, Sherry                  100,000          100,000              *
McMurray, Melanie                10,000           10,000              *
Rakos, Brian                     10,000           10,000              *
Sulima, Elaine                   10,000           10,000              *
Sulima, Jeffery                  10,000           10,000              *
Sulima, Lenard                   10,000           10,000              *
Brown, Marcie                   100,000          100,000              *
Clark, Steve (3)                500,000          500,000             3.4%
Grauer, Dal (1)                 200,000          200,000             1.4%
John Hoffman (2)                750,000          750,000             5.1%
Checkers Investments Ltd.       200,000          200,000             1.4%
Derby Holdings Ltd.           3,166,667        3,166,667            21.7%
Euro-Equities Ltd.            2,500,000        2,500,000            17.1%
Fulford Partners Ltd.           150,000          150,000             1.0%
Hane Development, Inc.        3,166,666        3,166,666            21.7%
Stockworks Capital USA, Inc.    150,000          150,000             1.0%
Swanson Investment Ltd.         100,000          100,000              *
Victory Funding Group Ltd.    3,166,667        3,166,667            21.7%

Selling Security
  Holders as a Group         14,580,000       14,580,000           100.0%

                             ----------       ----------
Total Number of Shares:      14,580,000       14,580,000
                             ----------       ----------
* Less than 1%.

The selling security holders, as a group, are hereby registering 14,580,000 common shares, of which after the effective date of this registration statement, they may sell at any price or time.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, the Company has given certain undertakings in Part II of the Registration statement of which this registration statement is a part of, which in general, commit the Company to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, the Company will not receive any of the proceeds from such sales. The Company is bearing all expenses in connection with the registration of the shares of the selling security holders.

                           PLAN OF DISTRIBUTION

DotCom Visions will not receive the proceeds from the sale of the shares by the selling security holders.

The selling security holders' shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the selling security holders. The selling security holders may from time to time offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

Any underwriters, dealers, or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

At the time a particular offer is made by, or on the behalf of, the selling security holders, a registration statement, including any necessary supplement thereto, will be distributed, which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions, and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, realized or paid to dealers, and the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for, or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

If at some time the Company meets the requirements of the NASDAQ SmallCap Market it will apply for listing thereon. If it should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in the Company's common stock in accordance with Rule 103 of Regulation M.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available, and with which the Company has complied.

In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in shares during the effectiveness of the registration statement.

DotCom Visions will pay the entire expenses incident to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in the sale of the selling security holder shares during the effectiveness of this registration statement.

         RESALES OF THE SECURITIES UNDER STATE SECURITIES LAWS

The National Securities Market Improvement Act of 1996 ("NMSIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to ss.ss.4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the shares offered by the selling security holders in the secondary market may be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date hereof, the selling security holder's shares will be eligible for resale in the secondary market in each state.

                           LEGAL PROCEEDINGS

The Company is not a party to, and none of the Company's property is subject to, any material pending or threatened legal proceeding.

     DIRECTORS, EXCECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following information sets forth certain information concerning the Executive Officers and Directors of the Company as of October 31, 2000.

Name                  Age    Position                Term of Office
----                  ---    --------                --------------

John Hoffman          37     Director &              Until next annual
                             President/CEO           meeting of
                                                     stockholders

Steve Clark           40     Director, Vice          Until next annual
                             President, VP-          meeting of
                             Development             stockholders

There are no other persons nominated or chosen to become Directors or Executive Officers, nor do we have any employees other than the above. There is no arrangement or understanding between any of our Directors or Officers pursuant to which they were elected to his office. The removal of a Director from the Board can be succeeded only by the following actions: (1) majority vote of the existing Directors, or (2) majority vote of the shareholders of record.

Resumes:

Mr. John Hoffman - Director and President. Mr. Hoffman has vast experience in managing and developing business and business activities in a wide array of industries. Mr. Hoffman has experience in management, marketing, engineering, and product/business development in both big businesses as well as with start-up developing companies.

Mr. Hoffman is the current Co-Owner and CEO of Orion Environmental Southwest, Inc., a Stage II Environmental Compliance Testing company that specializes in the service station industry. Mr. Hoffman is responsible for profit/loss, marketing and all general administrative affairs. Mr. Hoffman was the Chief Operating Officer and Partner of Precision Plastics Molding, Inc. until February 1999, where he oversaw the development of systems and procedures to streamline operations and maximize profitability. In addition he was involved with providing marketing strategies, Quality Assurance, Purchasing, Engineering, and Design. Mr. Hoffman was the President/CEO and Owner of Premier Plastics Corporation from 1994 to 1998 where he developed the Start-up Company, which offered custom plastic injection molding services that were distributed worldwide. From 1992 to 1994, Mr. Hoffman was Senior Operations Engineer and Manager of Site Development for Taco Bell Corporations/PepsiCo in Irvine California where he was accountable for analytic and diagnostic systems, engineering, and the business core processes, including the design and implementation of information systems for corporate and field personnel. In addition, Mr. Hoffman was a design manager for worldwide business transactions that included forecasting and labor scheduling systems, the creation and maintenance of operational standard databases and various labor savings, trade-off, and Human Factors/Ergonomics studies. From 1990 to 1992, Mr. Hoffman worked as a Industrial/Manufacturing Engineer at Northrop Corporation's B-2 Division in Pico Rivera California, where he developed and taught the Statistical Process Control training program and was involved several studies and analysis for both business and product enhancement.

Steve Clark - Director and Vice President. Since 1994, Mr. Clark has been employed by American Express TRS, where he has been involved with multiple Internet, computer, and software related functions including, Software/Network Specialist for web development and infrastructure support. From 1993 to 1996, Mr. Clark, while working with Traveler Financial Services, served as a Programmer/Analyst. Specific qualifications that Mr. Clark brings to the Company include the technical knowledge and familiarity of web based design and development from the initial stages through end-user testing. Mr. Clark also has experience as a liaison between companies and new technology in providing the required support bringing the product and/or service to use. In 1983 Mr. Clark received a B.S. in Biomedical Science from Montana State University and in 1993 Mr. Clark received a B.S. in Computer Science Engineering specializing in Software from Arizona State University. The combination of Mr. Clark's education and vast experience within multiple technology settings makes him an asset in providing direction to the Company.

The Company presently expects to conduct its first annual meeting of shareholders and directors in March 2001, at which time directors will again be elected. All directors serve for a period of one year, unless removed in accordance with our By-Laws.

Potential Conflicts of Interest

The Company's officers and directors are currently engaged in other employment. Consequently, there are potential inherent conflicts of interest in acting as an officer and director of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates that it will devote only a minor amount of time to the Company's affairs. The Company does not have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

A conflict may arise in the event that another company with which management is affiliated is formed and actively seeks partner companies similar to that of the Company's business plan. Initially Mr. Hoffman and Mr. Clark will be responsible for seeking, evaluating, negotiating and consummating business partnerships with companies, which may result in terms providing benefits to Mr. Hoffman and Mr. Clark.

Mr. Hoffman is the current Co-Owner and CEO of Orion Environmental Southwest, Inc., a Stage II Environmental Compliance Testing company and Mr. Clark is currently employed by American Express TRS. As such, demands may be placed on the time of Mr. Hoffman and Mr. Clark, which will detract from the amount of time they are able to devote to the Company. Mr. Hoffman and Mr. Clark intend to devote as much time to the activities of the Company as required. However, should such a conflict arise, there is no assurance that Mr. Hoffman or Mr. Clark would not attend to other matters prior to those of the Company. Both Mr. Hoffman and Mr. Clark projects that initially approximately twenty hours per month of their time may be spent locating partner companies which amount of time would increase when the analysis of, and negotiations and consummation with, a partner company are conducted.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information sets forth certain information with respect to the beneficial ownership of our Common Stock, by each person known to us to own beneficially more than 5%, in aggregate, of the outstanding shares of our common stock, the Directors and Named Executive Officers of the Company whom hold securities of the Company, and all Executive Officers and Directors as a group.

Beneficial Ownership Of Shares

Name                              Shares        *Percent  Security
---------------                  ---------      -------   --------
Victory Funding Group Ltd. (1)   3,166,667      21.72%    Common

Derby Holdings Ltd. (2)          3,166,667      21.72%    Common

Hane Development, Inc. (3)       3,166,666      21.72%    Common

Euro-Equities Ltd. (4)           2,500,000      17.15%    Common

*Rounded up to the nearest whole number.

(1) Victory Funding Group Ltd., Sea Meadow House, PO Box 116, Road Town, Tortola, British Virgin Islands. BVI Corporate Services Limited serve as the Director(s) of Victory Funding Group Ltd., which was incorporated in the British Virgin Islands as an open-ended investment company with limited liability and is recognized and regulated as a private mutual fund pursuant to the Mutual Funds Act of 1996 (as amended). For information purposes, details of the subscribers (beneficial owners) are not made publicly available under British Virgin Island legislation.

(2) Derby Holdings Ltd., Victory Funding Group Limited is the appointed beneficial owner and is described above.

(3) Hane Development, Inc., 3rd Floor Macmillan House, 96 Kensington High Street, London W8 4SG, United Kingdom. Victory Funding Group Limited is the appointed beneficial owner and is described above.

(4) Euro-Equity Ltd., c/o Dominion Investments, Ltd. Providence House, East Hill Street, P.O. Box SS 6827, Nassau, Bahamas.

Security Ownership Of Management

Name and Position                 Shares        Percent   Security
-----------------                ---------      -------   --------
John Hoffman (1)
President and Director             750,000       5.14%    Common

Steve Clark (2)
Vice President, Vice President
Development, and Director          500,000       3.43%    Common

Officers and Directors as
a Group                          1,250,000       8.57%    Common

(1)  John Hoffman's address is 216 South Alma School Rd., Mesa, AZ 85210.
(2) Steve Clark's address is 216 South Alma School Rd., Mesa, AZ 85210.

The officer's shares were issued on March 15, 2000, at a price of $0.001 per share. Total consideration was $1,250.

                         DESCRIPTION OF SECURITIES

Current Capital Structure

As of August 31, 2000, the Company has 75,000,000 Shares of Common Stock, par value $0.0001, authorized, with 14,580,000 Shares outstanding, 25,000,000 Shares of Class-A Preferred Stock, par value $0.0001, authorized, with zero Shares outstanding, and 25,000,000 Shares of Class-B Preferred Stock, par value $0.0001, authorized, with zero Shares outstanding.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. All of the outstanding Shares of Common Stock are, and the Shares of Common Stock Offered hereby, when issued for the consideration set forth in this Registration statement, will be fully paid and non-assessable.

Preferred Stock

The Company has 25,000,000 Shares of Class-A Preferred Stock, par value $0.0001, authorized, with zero Shares outstanding, and 25,000,000 Shares of Class-B Preferred Stock, par value $0.0001, authorized, with zero Shares outstanding. No terms or preferences have been assigned to either class of preferred stock.

Poison Pill

A "poison pill" is a strategic plan by a takeover-target company to make its stock less attractive to an acquirer. A company may elect to issue a new series of preferred stock that gives the shareholders the right to redeem it at a premium price after the takeover is completed. Two variations of the "poison pill" may be implemented: "flip-in poison pill" allows all existing holders of target company shares except the acquirer to buy additional shares at a bargain price; "flip-over poison pill" allows holders of common stock to buy (or holders of preferred stock to convert into) the acquirer's shares at a price in the event of an unwelcome merger. Such measures raise the cost of an acquisition, and cause dilution, hopefully deterring a takeover bid. A third type of "poison pill" is know as the "people pill", which is the threat that in the event of a successful takeover, the entire management team will resign at once, leaving the company without experience leadership. The Company is in the business of providing management services to Internet and high technology related companies, therefore precautions must be adhered to when seeking to take a strategic position from potential companies to avoid "poison pill" scenarios. In addition we may elect to initiate one or more of the above described "poison pill" strategies to prevent a potential hostile take-over of one or more of the Company's holdings.

Options and Warrants

The Company has no outstanding options or warrants to purchase common stock.

Debt Securities

The Company has no debt securities.

Additional Information Describing Stock

The above descriptions concerning the stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included as exhibits to the registration statement of which this registration statement is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

Admission to Quotation to NASDAQ SMALLCAP Market and OTC Bulletin Board maintained by NASDAQ

If it meets the qualifications, DotCom Visions intends to apply for quotation of its securities on the OTC Bulletin Board, which is maintained by NASDAQ. An application on Form 15c211 for acceptance for quotation of its securities on the OTC Bulletin Board was previously filed on in October of 2000.

If the Company's securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. The over-the-counter market ("OTC") differs from national and regional stock exchanges in that it

(1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and
(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board the Company's securities will trade on the OTC Bulletin Board until such future time, if at all, that the Company applies and qualifies for admission for listing on the NASDAQ SmallCap Market. There can be no assurance that the Company will ever qualify or if qualified that it will be accepted for listing of its securities on the NASDAQ SmallCap Market.

To qualify for admission for listing on the NASDAQ SmallCap Market, an equity security must, in relevant summary,

(1)  be registered under the Securities Exchange Act of 1934;
(3) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;
(3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000);
(4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000; and
(5) have a minimum bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.

The Company plans to contract with a broker-dealer to file a 15c-211 with the NASD in order to get its securities listed on the OTC Bulletin Board. No assurance can be given that a broker-dealer will contract with the Company, or if so, that the NASD will approve the 15c-211 and allow the securities to be listed on the OTC Bulletin Board.

Transfer Agent

Signature Stock Transfer, 14675 Midway Road - Suite 221, Addison, Texas 75001

Reports to Shareholders

DotCom Visions will furnish to its shareholders annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders, as it deems appropriate.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the common stock offered in this offering will be passed upon for us by Jeffrey A Nichols, Attorney at Law, 388 Market Street Suite 500, San Francisco, CA 94111.

DotCom Visions' audited Balance Sheets as of March 31, 2000 and the related Statements of Operations, Stockholders' Equity, and Cash Flow for the period from May 7, 1998 (inception) through March 31, 2000, as included in this registration statement, have been audited by Ovist and Howard, Inc., independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein and are included in reliance upon such reports given upon authority of said form as experts in accounting and auditing.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                      FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers, and control persons of the Company pursuant to the Company's Articles of Incorporation, By-Laws, Nevada Corporation law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or control person of the Company and the successful defense of any action, suit (or proceeding) is asserted by such director, officer, or control person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be overturned by the final adjudication of such issue.

                           DESCRIPTION OF BUSINESS

Business Development

On May 7, 1998, Ace Legal Courier Services, Inc. was incorporated in the State of Delaware for the specific intent of conducting courier services for lawyers within the California area. Ace Legal Courier Services, Inc. conducted no operations past the development stage and did not generate any revenue. On October 29, 1999, the Board of Directors and the majority of shareholders of Ace Legal Courier Services, Inc. voted and approved the sale of a controlling interest in the Company, adopted a change in the Company's business plan, and a name change to DotCom Visions, Inc. To date, DotCom Visions, Inc. has not conducted any operations.

Neither Ace Legal Courier Services, Inc. nor DotCom Visions, Inc. have had any bankruptcy, receivership, or similar proceedings. Other than the sale of a controlling interest, adoption of the new business plan, and name change from Ace Legal Courier Services, Inc. to DotCom Visions, Inc., neither Ace Legal Courier Services, Inc. nor DotCom Visions, Inc. has had any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets in the ordinary course of business.

Business of Issuer

The Company's business plan is to become actively engaged in providing start-up and ongoing management services to business-to-business ("B2B")e-commerce companies through a network of partner and/or similarly related companies. The extent and specific nature of these services are not known at this time, but will be better determined as the Company progresses with its business plan and sees the actual needs for the services of its partner companies. The goal is to become a premier B2B e-commerce company "network" by establishing an e-commerce presence in major segments of the economy through companies that are inter-related and provide a combined synergistic group that derives direct benefits from these relationships. The Company plans to focus on two sectors of B2B e-commerce companies, namely Market Makers and Infrastructure Service Providers. The Company defines Market Makers as companies that bring buyers and sellers together by creating Internet-based markets for the exchange of goods, services, and information. The Company defines Infrastructure Service Providers as businesses that sell software and services to other businesses engaged in e-commerce. The Company believes that a primary focus on the above described aspects of the B2B e-commerce industry will enable rapid exploitation of new opportunities and the ability to attract and develop leading B2B e-commerce companies within the defined sectors described above. To date, the Company has no relationships with any B2B e-commerce company(s) (partner company(s)), and has provided no management services to any such company(s).

Industry Background

The substantial growth in B2B e-commerce creates sizable market opportunities for new emerging companies. Forrester Research estimates that the B2B e-commerce market, defined as the inter-company trade of hard goods over the Internet, will grow from $35 billion in 1998 to more than $1.3 trillion by 2003. The Company will focus on two types of B2B e-commerce companies, which the Company defines as "Market Makers" and "Infrastructure Service Providers".

  . Market Makers bring buyers and sellers together by creating Internet-based markets for the exchange of goods, services, and information. Market Makers enable more effective and lower cost commerce for traditional businesses by providing access through the Internet to a broader range of buyers and sellers. Market Makers typically operate in a specific industry and tailor their business models to match a target market's distinct characteristics.

  . Infrastructure Service Providers sell software and services to businesses engaged in e-commerce. Many businesses need assistance in designing business practices to take advantage of the Internet and in building and managing the technological infrastructure needed to support B2B e-commerce.

Strategy

The Company's planned operating strategy is to integrate various companies (partner companies) into a collaborative network by developing long-term relationships with and among them. The Company plans to use and develop collective resources within the partner companies to actively promote the business strategies, operations, and management teams of the partner companies. The Company believes its current management team (SEE - "Directors, Executive Officers, Promoters, and Control Persons") brings experience, industry relationships, and specific expertise within the B2B e-commerce industry that will enhance the ability of the Company's proposed collaborative network to facilitate innovation and growth among the partner companies. The current management team is limited to the two officers of the company and the amount of time that each of them plan to devote promoting the Company's business plan will be limited to a part-time basis. In addition, the two current officers currently have obligations and/or employment that may take priority over that of the Company.

The Company plans to enhance the value of its holdings by taking strategic positions with early-stage Market Maker and Infrastructure Service Provider companies that have the potential for significant growth within the B2B e-commerce industry. The Company believes that the most effective way to implement its business plan is to locate and become involved with undervalued companies within the above-specified sectors and then promote synergistic business relationships among them.

Competition

The Company will face competition from other service providers, including publicly traded Internet companies (America On-Line, YAHOO, Lycos), venture capital companies (Internet.com, Internet Capital Group, CMGI), and other large corporations. Many of these competitors have greater financial resources, more experienced management, and greater brand name recognition than Company's. These competitors may limit the potential opportunity to become involved with new partner companies and thereby prevent the development of the Company's proposed business strategy of creating a collaborative network of partner companies. If the Company is unable to attract, develop, and maintain relationships with the proposed partner companies it would have a material adverse impact on the success of the Company.

Reference is made throughout this registration statement to "partner companies" in which the Company anticipates developing a strategic interest. These statements are forward-looking, and as of the date of this registration statement the Company has no partner companies. Furthermore, the Company must overcome multiple barriers before it will be able to enter into a strategic relationship with a partner company (See "Risks Particular to DotCom Visions, Inc." within Item 1 of this registration statement). If, and when, the Company begins actual operations, it does not plan to act as an agent or legal representative for any of the partner companies. The Company will not have the types of liabilities in relation to the proposed partner companies that a general partner of a partnership would have. The Company currently has no relationship, by agreement or otherwise, with any partner company(s).

The Company has no new public announcements of services or products planned.

The Company does not rely on raw materials for conducting its business.

The Company will not be dependent on one or a few major customers, but it will rely on the success and overall synergetic combination of the partner companies in which it anticipates taking a strategic position. (See "Risks Particular To Our Partner Companies" within Item 1 of this Registration Statement).

The Company currently has no patents, trademarks, licenses, franchise, royalty agreements, or labor contracts in place.

The Company is unaware of need for governmental approval for its proposed business plan. However, federal and state approval may be required beyond that the Company is currently aware. For example, states in which the Company may operate may have specific regulations and/or guidelines that will need to be followed that could potentially result in reduction of the Company's overall revenue.

The Company is unaware of any environmental laws (federal, state, or local) that will have an effect on its proposed business.

The Company has spent no money over the past two years on research and development.

Currently the Company has no employees excluding the current officers and directors. The two officers and directors of the Company, John Hoffman and Steve Clark are currently employed full-time. Mr. John Hoffman is currently the Co-Owner and CEO of Orion Environmental Southwest, Inc., a Stage II Environmental Compliance Testing company. Mr. Clark currently is employed by American Express TRS as a Software/Network Specialist. The two officers and directors anticipate devoting, at most, 20 hours per month. This is only estimation and may be increased or decreased depending on unforeseen factors. Though no commercial conflicts are anticipated between the current employers of the officer, directors, and the Company no assurance can be given that this will continue.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS

The following section contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this registration statement. The following should be read in conjunction with our audited Consolidated Financial Statements included within this registration statement.

Plan of Operation

The DotCom Visions, Inc.'s business plan is to become actively engaged in providing start-up and ongoing management services to business-to-business e-commerce related companies. The Company intends to develop interests in B2B e-commerce companies, many of which will likely generate losses. We may also experience significant volatility in our quarterly results. If, and when, the Company begins operations, there can be no assurance that we will ever report a net income in any period, and we expect that we will report operating losses for the foreseeable future. In addition, in order to proceed with the proposed business plan of providing services and developing B2B e-commerce companies the Company will need to raise capital. Management's plan, "for the next several months" is to raise capital and begin making contact with potential partner companies. There can be no assurance or guarantee that there will be any interest by investors to invest in the Company or that the Company can raise any proceeds. If the Company cannot raise capital it will have a material adverse impact on the progress of its strategic business plan.

Excluding its two current officers, the Company has no employees. While the Company plans to hire additional employees and train them, it may be unable to find and hire additional qualified management and professional personnel to help lead our partner companies and us. The addition of employees will depend on the ability of the Company to raise additional capital and attract partner companies, neither of which can be assured that they will occur.

The Company's two officers make up its entire management team. Both of these individuals are employed at other companies and plan to initially devote minimal time to promoting the Company's strategic business plan. If other obligations take priority for either of the officers, it will have a material adverse impact on the progress of the Company. In addition, there has been and are no plans for compensating the officers until sufficient revenue flow can be generated, of which, there is no guarantee. Since the officers and directors are being compensated by their employment elsewhere. They may be less motivated to spend adequate time promoting the Company.

Management does not anticipate any product research and development, or the purchase or sale of any significant equipment.

Analysis of Financial Condition

The Company has not yet generated any cash flow from operating activities. The Company does not expect to generate positive cash from operations for the year ending December 31, 2000. From May 7, 1998 (inception) to March 31, 2000, the Company has a net loss of $56,261. The losses were a result of organization and other start-up related costs. As of March 31, 2000, the Company has $2,553 in cash. As of March 31, 2000, the Company has an unsecured long-term note payable to three (3) stockholders of the Company (Victory Funding Group Ltd., Hane Development, Inc., and Derby Holdings, Ltd.). (SEE "Financial Statements" within this Registration statement).

The Company does not foresee a material increase in operating expenses until such time sufficient capital can be raised and the Company proceeds with its business plan. Management believes that the Company must be successful in raising equity or debt financing sufficient to meet its current working capital requirements and to support the expenses associated with developing the proposed partner companies within the next several months. There can be no assurance that the terms negotiated by the Company will be acceptable to potential partner companies and if favorable agreements cannot be made it would have a material adverse impact on the Company. Management has not negotiated or entered into any agreements with any potential partner companies. In addition, management has not developed any development plans or negotiation standards for dealing with potential partner companies.

Management's immediate plan is to focus its efforts on raising capital and contacting potential partner companies. Management hopes to raise sufficient capital within the next twelve months to initiate operations that include positioning itself with partner companies and meeting both its short-term and long-term operating requirements. The Company's two officers make up the current management team. Both of these individuals have other obligations and plan to initially devote minimal time to promoting the Company's strategic business plan. If other obligations take priority for either of the officers over that of the Company's, it will have a material adverse impact on the progress of the Company. In addition, excluding the shares that were issued to each of the officers at $0.001 per share, there have been, and are no plans for compensation to be paid to the officers until sufficient revenue flow can be generated.

Currently, management has not determined the dollar amount required to adequately initiates its operations and has not determined a minimum or maximum amount it plans to raise. The Company may encounter business initiatives that require significant cash commitments or unanticipated problems or expenses that could result in a requirement for additional cash before that time. If the Company raises additional funds through the issuance of equity or convertible debt securities, the percentage ownership of its shareholders would be reduced, and such securities might have rights, preferences or privileges senior to its common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company's ability to fund its expansion, take advantage of business opportunities, develop, or enhance its business plan or otherwise respond to competitive pressures would be significantly limited, and it may significantly restrict the Company's operations.

                        DESCRIPION OF PROPERTY

For the period from May 7, 1998 (Inception) to March 31, 2000, the Company incurred rent charges of $400. The Company has no property, and at this time has no agreements to acquire any property. Going forward, the Company plans to use the office of its officers, at no cost to the Company. Both parties have agreed to continue this arrangement until the Company begins operations and/or generates revenue.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 15, 2000, the Company issued 1,250,000 common shares to the officers of the Company at ($0.001) per share as follows: John Hoffman, President, was issued 750,000 in consideration for $750, Steve Clark, Vice President of Development, was issued 500,000 in consideration for $500.

       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no trading market for the Company's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop that it will continue.

If and when the Company's securities are traded, the securities may likely be deemed a "penny stock". The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The Company plans to have its securities traded in the over-the-counter ("OTC") market. The OTC market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker dealers rather than the "specialist" common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board or may offer its securities in what are commonly referred to as the "pink sheets" of the National Quotation Bureau. No assurance can be given by the Company that any of the above events will occur.

Holders

As of the date of this registration statement, there were approximately forty-two (42) active stockholders.

Dividends

The Company has not paid any dividends to date, and has no plans to do so in the immediate future.

                         EXECUTIVE COMPENSATION

The officers of the Company have not received any compensation, including no bonus or incentive plans - stock, cash, or otherwise. The Company plans to begin compensating the officers only at such time the Company is generating sufficient revenues. Presently, the Company has not established any dates or other requirements for the officers to begin receiving compensation. If, and when, the time is deemed appropriate for the officers to receive compensation, the matter will be brought before the Board of Directors to vote.

Compensation of Directors

During the most recently completed financial year ended December 31, 1999, there was no compensation paid, by the Company to its director(s), for services as a director(s). There are no standard arrangements for any such compensation to be paid other than reimbursement for expenses incurred in connection with their services as directors, although the Company from time to time may grant options to acquire Common Shares for directors. As at the date hereof the Company has no outstanding options to Directors that have been granted for their services.

                          FINANCIAL STATEMENTS

The Company's date of Inception was May 7, 1998, under the name Ace Legal Courier Services, Inc. On October 29, 1999, the Board of Directors and the majority of shareholders of Ace Legal Courier Services, Inc. voted and approved the sale of controlling interest in the Company and adopted a name change to DotCom Visions, Inc. Financial Statements included herein consist of: 1) the issuer's audited Balance Sheet as of March 31, 2000 and the related Statements of Operations, Stockholders' Equity, and Cash Flow for the eleven months ended March 31, 2000, and the period from May 7, 1998 (inception) through March 31, 2000, and 2) the audited Balance Sheet as of December 31, 1998, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period from May 7, 1998, (inception) to December 31, 1998.

DotCom Visions, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of DotCom Visions, Inc. (A development stage company) as of March 31, 2000, and the related statements of operation, stockholders equity, and cash flows for the eleven months ended March 31, 2000, and the period from May 7, 1998 (inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We concluded our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes the assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DotCom Visions, Inc. (A development stage company), as of March 31, 2000, and the results of its operations and its cash flows for the eleven months ended March 31, 2000 and the period of May 7, 1998 (inception) to March 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had no operations and no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

                                               /s/ Ovist and Howard
                                               --------------------
                                               Ovist & Howard
                                               Certified Public
                                               Accountants

May 23, 2000
Henderson, Nevada

DOTCOM VISIONS, INC. (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

MARCH 31, 2000

                        ASSETS

CURRENT ASSETS:
     Cash                                    $ 2,553
     Note receivable-shareholder               1,450
                                             -------
           Total Current Assets                          $ 4,003

PROPERTY AND EQUIPMENT (Note 2):
     Equipment                                   585
     Allowance for depreciation (deduction)      (18)
                                             -------
            Net Property and Equipment                       567
                                                         -------

                 TOTAL ASSETS                            $ 4,570
                                                         =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts Payable                         $ 1,461
                                             -------
        Total Current Liabilities                        $ 1,461

LONG-TERM DEBT (Note 4)                                   51,000

STOCKHOLDERS EQUITY:
Common stock, $.0001 par value, authorized
 75,000,000 shares; issued and outstanding at
 March 31, 2000-14,580,000 shares                519
Preferred Stock, $.0001 par value, authorized
 50,000,000 shares; no shares issued or
 outstanding at March 31, 2000                     0
Additional paid-in-capital                     7,851
Deficit accumulated during development stage (56,261)
                                              ------
        Total Stockholders' Equity                       (47,891)
                                                         =======

        TOTAL LIABILTIES AND STOCKHOLDERS' EQUITY        $ 4,570
                                                         =======

            See accompanying accountants' audit report and
                     notes to financial statements.

DOTCOM VISIONS, INC. (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE ELEVEN MONTHS ENDED MARCH 31, 2000, AND THE PERIOD FROM MAY 7, 1998 (INCEPTION) TO MARCH 31, 2000.

                                      Eleven            Period from
                                    Months Ended   May 7, 1998 (Inception)
                                   March 31, 2000    to March 31, 2000
                                   --------------    -----------------
INCOME:
   Revenue                              $     0           $     0

EXPENSES:
   Accounting expense                         0               800
   Amortization                               0                58
   Bank charges                             167               311
   Filing fees                                0                69
   Marketing                                 25             2,678
   Office Expense                             0               103
   Transfer fees                              0               500
   Rent expense                             400               400
   Depreciation expense                      18                18
   Organization costs                    50,089            50,089
   Licenses and fees                        515               640
   Tax expense                                0                50
   Legal fees                                 0               500
   Courier service                            0                45
                                         ------            ------
        Total Expenses                   51,289            56,261
                                         ------            ------

         NET LOSS                      $(51,289)        $(56,261)
                                       =========        =========

          See accompanying accountants' audit report and notes to financial statements.

DOTCOM VISIONS, INC. (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY

PERIOD FROM MAY 7, 1998 (INCEPTION) TO MARCH 31, 2000


                                                             Deficit
                                                           Accumulated
                        Common Stock        Additional       During
                        ------------         Paid-In       Development
                      Shares     Amount      Capital          Stage
                      ------     ------      -------          -----
May 7, 1998
 Issued for
  Cash              1,000,000    $ 100        $    0          $   0

July 31, 1998
Issued from sale
of private
placement              43,000        4         4,296              0

Net loss,
 May 7, 1998
 To April 30, 1999                                           (4,972)

Stock split
 10:1              10,430,000        0             0              0

March 15, 2000
Issued for
 Cash               1,450,000      145         1,305              0

March 17, 2000
Issued for
 Cash               2,500,000      250         2,250              0

March 17, 2000
 Issued for
 services
 rendered             200,000       20             0              0

Net loss, eleven
 Months ended
 March 31,2000                                              (51,289)
                   ----------   ------      -------         --------
Balance,
March 31, 2000
                   14,580,000   $ 519       $ 7,851        $(56,261)
                   ==========   ======      =======         ========

         See accompanying accountants' audit report and notes to financial statements.

DOTCOM VISIONS, INC. (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE ELEVEN MONTHS ENDED MARCH 31, 2000 AND THE PERIOD FROM MAY 7, 1998 (INCEPTION) TO MARCH 31, 2000

                                         Eleven             Period from
                                      Months Ended     May 7, 1998 (Inception)
                                     March 31, 2000       to March 31, 2000
                                     --------------       -----------------

CASH FLOWS FROM
 OPERATING ACTIVITIES:
    Net Loss                            $(51,289)             $(56,261)
    Amortization                             (38)                   20
    Depreciation                              18                    18

 Changes in assets
   and liabilities:
    Equipment                               (585)                 (585)
    Organization costs                       289                     0
    Increased in current
     Liabilities                           1,461                 1,461

CASH FLOWS FROM
 INVESTING ACTIVITIES                          0                     0

CASH FLOWS FROM
 FINANCING ACTIVITIES:
    Issuance of common
     stock for cash                        3,950                 8,350
  Note payable                            50,700                51,000
  Note receivable                         (1,450)               (1,450)
                                          ------                ------
 Net increase in cash                      3,056                 2,553

CASH - Beginning of Period                  (503)                    0
                                          ------                ------
CASH - End of Period                     $ 2,553               $ 2,553
                                          ======               =======

                   See accompanying accountants' audit report
                     and notes to financial statements.

DOTCOM VISIONS, INC. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2000

SEE ACCOMPANYING ACCOUNTANTS' AUDIT REPORT

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY:

The Company was organized May 7, 1998, under the laws of the State of Delaware, as Ace Legal Courier Services, Inc. The
Company has no operations and in accordance with SFAS#7, the Company is considered a development stage company.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES:

Accounting policies and procedures have not been determined except as follows:

1. The Company uses the accrual method of accounting.
2. Earnings per share is computed using the weighted average number of shares of common stock outstanding.
3. The Company has not yet adopted any policy regarding dividends. No dividends have been paid since inception.
4. The Company has adopted a fiscal year end of April 30.
5. Equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of asset.

NOTE 3 - GOING CONCERN:

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to raise substantial amounts of equity funds for use in its administrative and general business activities.

NOTE 4 - RELATED PARTY ACCOUNTS AND TRANSACTIONS:

Included in long-term debt at March 31, 2000 are loans from the officers-stockholders of the Company totaling $51,000.

Included in the current assets are notes receivable from the stockholders of the Company for stock purchased totaling $1,450.

NOTE 5 - SUBSEQUENT EVENT:

DotCom Visions, Inc. is currently in the process of filing Form 10SB with the Securities and Exchange Commission. Fees of $5,000 will be due and payable upon the completion of the filing.

                  ACE LEGAL COURIER SERVICES, INC

                    INDEPENDENT AUDITORS' REPORT

Board of Directors                                January 28, 1999
Ace Legal Courier Services, Inc.
Rancho Mirage, California

I have audited the Balance Sheet of Ace Legal Courier Services, Inc. (A Development Stage Company), as of December 31, 1998, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period May 7, 1998, (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion of these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit also includes examining, on a test basis, evidence supporting the amounts of disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Ace Legal Courier Services, Inc., (A Development Stage Company), as of December 31, 1998, and the results of its operations and cash flows for the period May 7, 1998, (inception) to December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Barry Friedman
------------------
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, Nevada 89123

                  ACE LEGAL COURIER SERVICES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                        DECEMBER 31, 1998

                          BALANCE SHEET
ASSETS

CURRENT ASSETS:
 Cash                                           $  4,074

     TOTAL CURRENT ASSETS                          4,074
                                                --------
OTHER ASSETS:
 Organization Costs (Net)                            250

     TOTAL OTHER ASSETS                              250

 TOTAL ASSETS                                   $  4,324
                                                ========

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts Payable                               $  4,089

     TOTAL CURRENT LIABILITIES                     4,089
                                                --------
STOCKHOLDERS' EQUITY:

 Common stock, $.0001 par value,
 authorized 50,000,000 shares;
 issued and outstanding at
 December 31, 1998-1, 043,000 shares                 104

Additional paid-in capital                         4,296

Deficit accumulated during
development stage                                 -4,165
                                                --------
     TOTAL STOCKHOLDERS' EQUITY                      235
                                                --------
 TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                         $  4,324
                                                ========

See accompanying notes to financial statements & audit report

                 ACE LEGAL COURIER SERVICES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
            MAY 7, 1998, (Inception) TO DECEMBER 31, 1998

                     STATEMENT OF OPERATIONS

INCOME:
 Revenue                                        $      0
                                                --------
EXPENSES:
 Accounting Expense                                  800
 Amortization                                         39
 Bank Charges                                         76
 Filing Fees                                          69
 Marketing                                         2,653
 Office Expense                                       55
 Transfer Fees                                       500
                                                --------
 TOTAL EXPENSES                                    4,165
                                                --------
NET LOSS                                        $ -4,165
                                                ========
Weighted average
number of common
shares outstanding                             1,027,707
                                               =========
     Net Loss
     Per Share                                  $ -.0041
                                                ========

See accompanying notes to financial statements & audit report

                  ACE LEGAL COURIER SERVICES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                        DECEMBER 31, 1998

                 STATEMENT OF STOCKHOLDERS' EQUITY

                                                               Deficit
                                                             accumulated
                                                Additional     during
                               Common Stock      paid-in     development
                             Shares   Amount     capital        stage
                             ------   ------    ----------   ------------

May 7, 1998
issued for cash           1,000,000   $  100     $       0    $         0

July 31, 1998
issued from
sale of private
placement (Note 1)          430,000        4         4,296

Net loss,
May 7, 1998
(inception) to
December 31, 1998                                                 -4,265
                         ----------  -------      --------   -----------
Balance,
December 31, 1998         1,043,000  $   104      $  4,296   $    -4,165
                         ==========  =======      ========   ===========

See accompanying notes to financial statements & audit report

                  ACE LEGAL COURIER SERVICES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             MAY 7, 1998, (Inception) DECEMBER 31, 1998

                      STATEMENT OF CASH FLOWS

Cash Flows from
Operating Activities:
 Net Loss                                       $ -4,165
 Amortization                                     +   39

Changes in assets and
Liabilities:
 Organization Costs                             $ -  289
 Increase in current
 liabilities                                    $ +4,089

Cash Flows from
Investing Activities:                                  0

Cash Flows from
Financial Activities:
 Issuance of common stock for cash              $ +4,400
                                                --------

Net increase in cash                            $ +4,074

Cash,
beginning of period                                    0
                                                --------
Cash,
end of period                                   $  4,074
                                                ========

See accompanying notes to financial statements & audit report.

                  ACE LEGAL COURIER SERVICES, INC.
                   (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS
                        December 31, 1998

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized May 7, 1998, under the laws of the State of Delaware, as Ace Legal Courier Services, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

On May 7, 1998, the Company issued 1,000,000 shares of its $0.0001 par value common stock for cash of $100.00 to a director of the Company.

On July 31, 1998, the Company completed a public offering that was offered without registration under the Securities Act of 1933, as amended (The "Act"), in reliance upon the exemption from registration afforded by sections 4(2) and 3(b) of the Securities Act and Regulation D promulgated thereunder. The Company sold 43,000 shares of common stock at a price of $0.10 per share for a total amount raised of $ 4,300.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Accounting policies and procedures have not been determined except as follows:

1. The Company uses the accrual method of accounting.
2. The cost of organization, $ 289.00, is being amortized over a period of 60 months (May 7, 1998, through may 6, 2003).
 3. Earnings per share is computed using the weighted average number of shares of common stock outstanding.
 4. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.
 5. The Company has adopted a fiscal year end of April 30.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a merger with an existing operating company.

NOTE 4 - RELATED PARTY TRANSACTION

The Company neither owns or leases any real or personal property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and accordingly, have not reflected therein. The officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has had no disagreements with the accountants, and has no further financial disclosure other than the financial statements included herein. The Company changed accountants from Barry Friedman, P.C. to Ovist & Howard, after the sale of the controlling interest of Ace Legal Courier Services, Inc. on October 29, 1999.

                               PART II

              INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide that we shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all of our directors, as well as any of our officers or employees to whom we have agreed to grant indemnification.

Because the Bylaws of the Company provide for such indemnification, the foregoing provisions of Delaware law and the organization documents of the Company are broad enough to permit the Company to indemnify its Officers and Directors from liabilities that may arise under the Securities Act.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

            OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with this registration statement.

Filing Fee--Securities and Exchange Commission       $     385
Fees and Expenses of Accountants and legal counsel      10,000
Blue Sky Fees and Expenses                               1,000
Printing and EDGARizing Expenses                         3,500
Miscellaneous Expenses                                   2,000
                                                        ------
                                            Total    $  16,885
                                                        ======

          RECENT SALES OF UNREGISTERED SECURITIES; USE OF PROCEEDS
                      FROM THE REGISTERED SECURITIES

On May 7 1998, the Company was incorporated under the laws of the State of Delaware.

The date, title, and amount of unregistered securities sold/issued by DotCom Visions, Inc., formerly Ace Legal Courier Services, Inc., are as follows:

1) Date: July, 1998
   Number of shares:                    430,000 (reflects 10:1 split on
                                           10/29/99).
   Total offering price:                $0.10 per share
   Total proceeds:                      $4,300
   Principal underwriter:               None.
   Total commissions:                   $0
   Net Proceeds:                        $4,300
   Commissions paid:                    None.
   Purchasers:                          30 non-affiliated private
                                        investors.
   Exemption from registration:         The statutory exemption, which the
                                           Company relied on was Regulation D,
                                           Rule 504 of the United States
                                           Securities Act of 1933, as amended.

On October 29, 1999, pursuant to actions recommended by the Board of Directors and approved by a vote of the shareholders, the Company (1) authorized a 10:1 forward split of the Company's issued and outstanding stock; (2) changed the authorized capitalization to seventy-five million (75,000,000) non-assessable shares of common stock, par value $0.0001, and twenty-five million (25,000,000) Class A and twenty-five million (25,000,000) Class B preferred stock, par value of $0.0001; (3) adopted a new business plan; and (4) approved to the change the Company's name.

Effective October 29, 1999, Dal Grauer sold in a private transaction, 10,000,000 restricted common shares (the "Affiliate Insider Shares"), to the following, none of which are an officer or director of the Company: Victory Funding Group Ltd. - 3,166,667, Derby Holdings Ltd. - 3,166,667, Hane Development, Inc. - 3,166,666, (these are considered "Affiliate Shares"). The remaining 500,000 common shares were sold to Swanson Investments Ltd. - 100,000, Stockworks Capital USA, Inc. - 150,000, Checkers Investments Ltd., - 100,000, Fulford Partners Ltd., - 150,000 and are deemed Rule 144 Shares.

On March 7, 2000, the Company issued 200,000 shares to Dal Grauer for services rendered to the Company pursuant to Section 4(2) of the Act, at an issuance price of $0.001 per share, for total consideration of $200.00. Dal Grauer, an officer and director of the Company was issued the above shares as an affiliate insider shareholder ("Affiliate Insider Shares").

On March 15, 2000, the Company issued 1,250,000 shares pursuant to Section 4(2) of the Act, at an issuance price of $0.001 for total consideration of $1,250.00, as follows: John Hoffman an officer and director was 750,000 shares, Steve Clark an officer and director was issued 500,000 shares as affiliate insider shareholders ("Affiliate Insider Shares")

On March 15, 2000, the Company issued a total of 200,000 shares pursuant
Section 4(2) of the Act, at an issuance price of $0.001 per share, for total consideration of $200.00, as follows: Ms. Sherry McEvoy was issued 100,000 and Marcie Brown was issued 100,000 shares. Neither Ms. McEvoy or Ms. Brown are an affiliate shareholder, as they each individually own less than ten percent of the issued and outstanding shares of the Company, and neither are an officer, director, or control person of the Company ("Rule 144 Shares").

On March 17, 2000, the Company issued 2,500,000 common shares pursuant to
Section 4(2) of the Act, at an issuance price of $0.001 per share, for total consideration of $2,500.00, as follows: Euro Equities Ltd. was issued 2,500,000 shares, as an affiliate shareholder based on ownership of more than 10% of the issued an outstanding shares of the Company ("Affiliate Shares").

The use of proceeds from the unregistered securities was primarily used for general start-up costs of the corporation.

                  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits
3(i)              Articles of Incorporation
3(ii)             By-Laws of the Company
5.1                Opinion re: legality
10.1              Offering Memorandum, May 10, 1998 (Rule 504 & Alberta
                  Canada)
23.1              Consent of Barry Friedman, CPA
23.2              Consent of Ovist and Howard, CPA's
27                Financial Data Schedule
99.1              List of Selling Security Holders
---------------

(b) The following financial statement schedules are included in this registration statement.

The Company's date of Inception was May 7, 1998, under the name Ace Legal Courier Services, Inc. Financial Statements include the issuer's audited Balance Sheet as of December 31, 1998 and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period May 7, 1998 (inception) to December 31, 1998. On October 29th, 1999 the Board of Directors and the majority of shareholders of Ace Legal Courier Services, Inc. voted and approved the sale of controlling interest in the Company and approved a change in the corporate name. Inc., Financial Statements include the issuer's audited Balance Sheet as of March 31, 2000 and the related Statements of Operations, Stockholders' Equity, and Cash Flow for the period from May 7, 1998 (inception) through March 31, 2000.

                           UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any registration statement required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the registration statement any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of registration statement filed as part of this registration statement in reliance upon Rule 430A and contained in a form of registration statement filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities
Act of 1933, each post-effective amendment that contains a form of registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, DotCom Visions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mesa, State of Arizona, on the 16th day of November, 2000.

                                                    DOTCOM VISIONS, INC.

                                            By:      /s/ John Hoffman
                                                     ----------------------
                                                     President and Director

                                            By       /s/ Steve Clark
                                                     ----------------------
                                                     Secretary/Treasurer
                                                     and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                                     DOTCOM VISIONS, INC.
                                            By:      /s/ John Hoffman
                                                     ----------------------
                                                     President and Director

                                            By       /s/ Steve Clark
                                                     ----------------------
                                                     Secretary/Treasure
                                                     and Director

Date: November 16, 2000


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   EXHIBITS
                                      TO
                            REGISTRATION STATEMENT
                                 ON FORM SB-2
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              DOTCOM VISIONS, INC.